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                                  EXHIBIT 99.1


CRITICAL PATH CLOSES ACQUISITION OF DOCSPACE

CRITICAL PATH ADDS LEADING-EDGE TRUST TECHNOLOGY SERVICES TO ITS BROAD RANGE OF INTERNET MESSAGING SOLUTIONS

     San Francisco (Mar. 9, 2000) -- Critical Path Inc. (Nasdaq: CPTH), the dominant global provider of business-to-business Internet messaging and collaboration solutions, today announced the successful completion of the acquisition of The docSpace Company, a leading provider of award-winning, Web-based services for secure file delivery, storage and collaboration. Critical Path announced a definitive acquisition agreement to acquire docSpace on November 4, 1999.

     DocSpace adds a key component to Critical Path's ability to provide secure Internet messaging that is available anytime, anywhere on any device in a secure environment. DocSpace has developed a highly comprehensive set of 100 percent Web-based Secure Socket Layer (SSL) and Public Key Infrastructure (PKI) trust technology services, that enable businesses to send, store and collaborate on important files securely from anywhere in the world.

     "Businesses need complete confidence in the security and privacy of their Internet messages and Critical Path is committed to providing its customers with the leading technology and solutions to ensure mission critical messages or documents are delivered, stored or managed securely," said Doug Hickey, Critical Path's CEO. "Through this acquisition, Critical Path inherits docSpace's award-winning technology, blue-chip customer base and market leadership in defining the trust services concept which strongly positions Critical Path at the forefront of this burgeoning market."

     Through this acquisition, docSpace's easy-to-use, carrier-class, patent-pending services will be available through Critical Path's industry-leading global infrastructure to support the needs of enterprises worldwide. Critical Path's comprehensive suite of Web-based trust services allows companies to securely deliver, store, and manage their important files over the Internet.

     As a means to support the growing demands of its broad customer base, Critical Path is developing a full spectrum of Internet messaging solutions to complement its core email solutions. Services such as guaranteed delivery and unified messaging provide Critical Path with additional revenue streams, extend Critical Path's relationships with current customers and attract new customers.

ABOUT CRITICAL PATH, INC.

     Critical Path, Inc. (Nasdaq: CPTH) is the dominant global provider of complete end-to-end Internet messaging and collaboration solutions for corporations, Internet service providers (ISPs), Web hosting companies and Web portals. Through its Allsourcing strategy, Critical Path

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is the only advanced messaging provider to offer businesses the flexibility to outsource, midsource or insource all or part of their messaging and collaboration applications. Critical Path has built an industry-leading global infrastructure with data centers connected to key Internet exchange points and currently reaches more than 55 million end-users through its customer relationships. Critical Path provides reliable, secure, and scalable e-mail and a flexible suite of enhanced messaging services to partners such as E*TRADE, CompuServe, Network Solutions, U S West, Sprint, France Telecom, British Telecommunications, and ICQ. Critical Path is headquartered in San Francisco, with offices in locations nationwide and in Germany, England, Ireland, France, Denmark, Italy, Switzerland, and Argentina. More information on Critical Path can be found at www.cp.net.

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Critical Path and the Critical Path logo are the trademarks of Critical Path,
Inc. All other trademarks are the property of their holders.

     This press release contains forward-looking statements. These statements may be identified by the use of words such as "believes," "expects," "anticipates," "intends," and "plans." Actual results may differ materially from those anticipated in these forward-looking statements. These forward-looking statements are based on current expectations that are subject to risks and uncertainties, including those relating to the possible inability to complete the acquisition as scheduled or at all. These risks and uncertainties include those that exist with Critical Path's and The docSpace Company's respective business operations. These risks and uncertainties also include those that relate to the proposed acquisition including risks that integration of the operations, technologies and products of the combined companies might not occur as anticipated, that management attention might be diverted from day-to-day business activities of both companies during the period through the closing and thereafter, and that greater than normal employee turnover might occur prior to and after the closing. Whether or not the proposed acquisition closes, actual results of Critical Path, including Critical Path's results of operations, may differ materially from historical results. For a more detailed description of the risks related to Critical Path, please refer to Critical Path's prospectus dated June 1, 1999, which has been filed with the SEC.


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